Exhibit 99.7

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V82568-S29749 For Against Abstain ! ! ! ! ! ! ! ! ! VEECO INSTRUMENTS INC. TERMINAL DRIVE PLAINVIEW, NEW YORK 11803 VEECO INSTRUMENTS INC. The Board of Directors recommends you vote FOR the following proposals (as listed in the joint proxy statement/prospectus): 1. To adopt the Agreement and Plan of Merger, dated as of September 30, 2025 (as it may be amended from time to time, the "Merger Agreement"), by and among Axcelis Technologies, Inc. ("Axcelis"), Victory Merger Sub, Inc., a wholly owned subsidiary of Axcelis ("Merger Sub"), and Veeco Instruments Inc. ("Veeco") and the transactions contemplated thereby, including the merger of Merger Sub with and into Veeco, with Veeco surviving as a wholly owned subsidiary of Axcelis (the "Merger Agreement Proposal"); 2. To approve, on a non-binding, advisory basis, the compensation that will be paid or become payable to the named executive officers of Veeco that is based on or otherwise relates to the transactions contemplated by the Merger Agreement; and 3. To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement Proposal or to ensure that any supplement or amendment to the joint proxy statement/prospectus is timely provided to stockholders. NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/VECO2026SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. V82569-S29749 Continued, and must be signed and dated on the other side VEECO INSTRUMENTS INC. Special Meeting of Stockholders February 6, 2026 10:00 AM, EST THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) William J. Miller, Ph.D. and John P. Kiernan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of VEECO INSTRUMENTS INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 AM, EST on February 6, 2026 (i) virtually at www.virtualshareholdermeeting.com/VECO2026SM, or (ii) in person at Terminal Drive, Plainview, New York 11803, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations for each of the proposals included herein.